                                             UNITED STATES
                                 SECURITIES AND EXCHANGE COMMISSION
                                        Washington, D.C. 20549

                                               FORM 8-K

                                           CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  July 2, 1998

Mission Valley Comfort Suites Ltd., A California Limited Partnership
--------------------------------------------------------------------
(Exact Name of Registrant as specified in its charter)


      California                  33-11224-LA              33-0213497
  -------------------       ------------------------   -------------------
   (State or other            (Commission File No.)     (I.R.S. Employer
     jurisdiction of                                      Identification No.)
     incorporation or
      organization)

1466 9th Avenue, San Diego, California                   92101
------------------------------------------------       -----------
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number:  (619) 699-6100
                             ---------------------

Item 2.  Acquisition or Disposition of Assets

(a) On July 2, 1998, the Registrant sold all of its investment property, consisting of a 122-room motel on leased land and related furniture, fixtures, and equipment, to Piyal, LLC for $5,000,000 in cash. The buyer also assumed the Registrant's obligations under the land lease. The sale was approved by limited partners holding a majority of the Registrant's limited partnership interests pursuant to a Consent Solicitation Statement dated June 18, 1998.

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    The Registrant received net proceeds from the sale of $4,647,699 as follows:

        Sale price                         $    5,000,000

        Less payoff of first trust deed          (190,392)
        Less sales commission                    (150,000)

   Less net pro rations and other closing costs   (11,909)
                                         ------------------
          Net proceeds from the sale       $    4,647,699
                                                =========

   The Registrant had a gain from the sale of $2,804,199 for financial reporting purposes as follows:

          Sale price                         $    5,000,000

          Add elimination of deferred rent
            liability associated with land
            lease assumed by the buyer            1,439,082

          Less net book value of assets sold     (3,469,383)

          Less sales commission and other
            closing costs                          (165,500)
                                             ----------------
          Net gain from the sale for financial
            reporting purposes               $    2,804,199
                                                ============

   Management plans to pay a liquidating distribution to the limited partners of $4,446,371 ($753.62 per interest) and an operating distribution to all partners of $115,301 ($17.59 per interest) in July 1998. The Registrant will retain $300,000 of cash to cover its remaining liabilities and any unexpected claims. Any amount not needed for this purpose will be distributed to the partners when management determines that all liabilities and potential claims have been paid or provided for at which time manage-ment intends to cause the Registrant to be dissolved.



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     In connection with the sale, on July 2, 1998, the Registrant notified
     Choice Hotels International (Choice) that it was electing to terminate the franchise agreement between the Registrant and Choice. Under the terms of the franchise agreement, the Registrant may be liable to Choice for certain fees and other costs resulting from the sale of the motel and the Registrant's election to terminate the franchise agreement. The buyer is presently negotiating with Choice regarding a possible new franchise agreement, and the buyer has agreed to indemnify the Registrant for any and all claims made by Choice related to the sale of the motel and the election to terminate the franchise agreement.

Item 7. Financial Statements and Exhibits
(b) Summarized pro forma balance sheet information (unaudited) for the Registrant before and after the sale is as follows:

                              Before            Effects of         After
                              Sale                 Sale            Sale
                           -----------       --------------     ------------
  Cash                       $280,622         $4,647,699        $4,928,321
  Other current assets         50,263            (14,384)           35,879
  Investment property, net  3,429,582         (3,429,582)
  Franchise fees, net          25,417            (25,417)
                          --------------    ----------------   --------------
      Total assets         $3,785,884         $1,178,316        $4,964,200
                           ============     ================   ==============
  Current liabilities         $77,237             $2,164           $79,401
  Long-term debt              188,965           (188,965)
  Deferred rent liability   1,439,082         (1,439,082)
  Partners' capital         2,080,600          2,804,199         4,884,799
                         ---------------    ---------------   ---------------
      Total liabilities and
       partners' capital   $3,785,884         $1,178,316        $4,964,200
                          =============    ================    ==============

    The above pro forma information does not include the effects of the planned post-sale distributions to partners or the costs to administer the affairs of the Registrant through the date of the final liquidation and dissolution.
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                            SIGNATURES


   In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(REGISTRANT)                 MISSION VALLEY COMFORT SUITES LTD.,
                             A California Limited Partnership
                             By: GHG Hospitality, Inc.
                             Corporate General Partner


By: (SIGNATURE)             / s / Stephen D. Burchett
    (NAME AND TITLE)              Stephen D. Burchett, Vice President
    (DATE)                        July 15, 1998


   In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

By: (SIGNATURE)             / s / Stephen D. Burchett
    (NAME AND TITLE)              Stephen D. Burchett, Vice President
                                  GHG Hospitality, Inc.
                                  Corporate General Partner
    (DATE)                        July 15, 1998